Exhibit 99.1

CHARTER OF THE
AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
OF
AVANTAIR, INC.
(Revised September 18, 2008)
Statement of Policy

This Charter governs the operations of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Avantair, Inc. (the “Company”). The Charter shall be reviewed and reassessed, at least annually, by the Committee and shall be approved by the Board.

The purpose of the Committee is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information, which shall be provided to the stockholders and others, the systems of internal controls, which the Company’s management (“Management”) and the Board have established, and the Company’s audit, financial reporting and the legal and compliance process. In so doing, it is the responsibility of the Committee to maintain free and open communication with Company’s independent auditors (the “Independent Auditors”), internal corporate accounting and financial reporting staff (the “Internal Auditors”) and Management. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain independent counsel and/or other experts with sufficient funding to pay such counsel and/or experts. The Committee shall have such functions as are provided by listing rules of The NASDAQ Stock Market, as amended from time to time (“NASDAQ”), the Securities and Exchange Commission, as amended from time to time (the “SEC”) and the federal securities laws.

Membership

The Committee shall consist of no less than three (3) members, each of whom is an independent director of the Board, and shall be appointed by the Board in compliance with Section 3.10 of the Company’s by-laws (the “By-Laws”) at, or immediately following, the annual organizational meeting of the Board and shall serve until the later of the Board’s next annual organizational meeting or until his or her respective successor shall be duly elected and qualified. The Board shall also designate one of its members as the chairman of the Committee (the “Chairman”).

Members of the Committee shall be considered independent if, in the opinion of the Board, they have no relationship that shall interfere with the exercise of their independence in carrying out the responsibilities of directors on the Board and such directors meet the standards for independence set forth in Section 10A(m) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the rules promulgated by the SEC and NASDAQ Rule 4200(a), as amended. The composition and responsibilities of the Committee also shall be consistent with SEC guidance, and in particular with the SEC Order set forth in Release No. 34-37538.

All members of the Committee shall meet the expertise requirements of NASDAQ and at least one member shall be a “financial expert”, as such term is defined in rules promulgated by the SEC. In addition, pursuant to NASDAQ rules (i) all members of the Committee shall be able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement, and (ii) at least one member of the Committee must have past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background that results in the individual’s financial sophistication, including service as a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities or otherwise satisfy standards for financial expertise required for audit committees of companies listed on NASDAQ. The existence of the “financial expert” shall be disclosed in periodic filings as required by the SEC.

One director who is not independent under applicable rules and regulations and is not a current officer or employee of the Company or a family member of such officer or employee may be appointed to the Committee, if the Board, under exceptional and limited circumstances, determines that membership on the committee by the individual is required in the best interests of the Company and its stockholders, and the Board discloses, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reason for the determination. A member appointed under this exception shall not serve longer than two consecutive annual terms and shall not be the Chairman.

Meetings

A majority of the members of the Committee shall constitute a quorum for the transaction of business. The Committee shall act only upon approval of a majority of its members. The action of the Committee at a meeting at which a quorum is present shall be the act of the Committee. The Chairman shall set the agenda of each meeting and arrange for the distribution of the agenda, together with supporting material, to the members of the Committee prior to each meeting. The Committee shall keep a separate book of minutes of their proceedings and actions. The Chairman shall also cause a draft of the minutes from each meeting to be prepared and circulated to the Committee to ensure an accurate final record, and the minutes shall be approved at a subsequent meeting of the Committee and shall be distributed periodically to the Board. The Committee shall report regularly to the Board as to its activities and make such recommendations and findings as it deems appropriate. The Committee may form one or more subcommittees, each of which shall take such actions as shall be delegated by the Committee.

The Committee shall meet at least three (3) times annually, or more frequently as circumstances dictate: (i) at least once to review the internal control program and procedures, (ii) at least once to review the audit plan of the outside auditors and (iii) at least once to review the post-audit findings, the audit report of the outside auditors and the audited year-end financial statements prior to the filing of the year-end audited financial statements with the SEC. The Committee may meet via telephone conference calls with all members or act by unanimous written consent of its members.

The Committee shall also meet at least four (4) times annually to confer with the outside auditors and Management to review the Company’s interim financial statements and reports prior to the public announcement of financial results and the filing of the reports with the SEC; these meetings may be held simultaneously with the meetings required in the immediately preceding paragraph. The Committee shall also hold any special meetings as may be called by the Chairman or any other member of the Audit Committee, or the Board of Directors. The Internal Auditors, Independent Auditors or Management may also request the Chairman or any other member of the Audit Committee or the Board of Directors to hold a special meeting of the Audit Committee. Independent Auditors or the senior members of Management or others may attend meetings of the Committee at the invitation of the Committee and shall provide pertinent information as necessary. The Committee shall meet with the outside auditors, the Internal Auditors and Management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately with the Committee.

Scope of Powers and Functions

The primary responsibility of the Committee is to oversee the Company’s financial reporting process on behalf of the Board and report the results of these activities to the Board. The Committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances.

The Committee does not have the duty to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. The responsibility to plan and conduct audits is that of the Independent Auditors. Management has the responsibility to determine that the Company’s disclosures and financial statements are complete and accurate and in accordance with generally accepted accounting principles. It is also not the duty of the Committee to assure the Company’s compliance with laws and regulations or compliance with any code(s) of conduct adopted by the Company. The primary responsibility for these matters rests with Management.

The following shall be the principal recurring processes of the Committee in carrying out its responsibility. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate. Additionally, the Committee shall have such other functions as are provided by NASDAQ, the SEC and the federal securities laws. The responsibilities and processes of the Committee shall be consistent with the Exchange Act and the rules and regulations adopted by the SEC.

Management and the Internal Auditors

1. Management shall review and discuss with the Committee all matters relevant to the Audit Committee and have free and open access to information deemed necessary by Management to perform their assessment. The Internal Auditors shall report directly to the Committee and have free and open access to information deemed necessary by the Internal Auditors to perform their assessment.

2. The Committee shall discuss with the senior members of the Internal Auditors the overall scope and plans for their audit, including the adequacy of staffing, budgets and other factors that may affect the effectiveness and timeliness of such audits. In this connection, the Committee shall discuss the Company’s major risk exposures (whether financial, operating or otherwise), the adequacy and effectiveness of the Company’s internal control over financial reporting and the steps Management has taken to monitor and control such exposures, among other considerations that may be relevant to the internal audit.

3. The Committee shall discuss with Management and the Internal Auditors the effect of unconsolidated subsidiaries and the corporate ownership structure and any off-balance sheet finance or special purpose vehicles on the Company’s financial statements. The Committee also shall review periodically with Management, the general counsel and, if necessary, the Independent Auditors, all legal and regulatory matters and accounting initiatives that could have a significant effect on the Company’s financial statements.

4. The Committee shall review the interim financial statements and earnings releases prior to the filing with the SEC of the Company’s Quarterly Report on Form 10-Q or Form 10-QSB or any release to the public or investors. Additionally, the Committee shall review with Management the financial statements to be included in the Company’s Annual Report on Form 10-K or Form 10-KSB (or the annual report to the stockholders if distributed prior to the filing of Form 10-K or Form 10-KSB) and the Quarterly Report on Form 10-Q or Form 10-QSB, including Management’s Discussion and Analysis of Financial Condition and Results of Operations (the “MD&A”) disclosures, its judgment about the quality, completeness and accuracy, not just the acceptability, of the Company’s accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. The Committee should discuss in advance each release or issuance of guidance.

The Independent Auditors

5. The Committee shall have a clear understanding with Management and the Independent Auditors that the Independent Auditors are ultimately accountable to the Board and the Committee as representatives of the Company’s stockholders, but the Independent Auditors shall report directly to the Committee.

6. The Committee shall have the final authority and responsibility to select, evaluate and replace where appropriate the Independent Auditors (or to nominate the Independent Auditors to be proposed for stockholder ratification in any proxy statement), determine compensation and oversee the work of the Independent Auditors (including resolution of disagreements between Management and the Independent Auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. In making such decisions, the Committee shall review the experience and qualifications of the senior members of the Independent Auditors. Additionally, the Committee shall require the rotation of the lead (and coordinating or reviewing) audit partner on a regular basis in accordance with the requirements of the Exchange Act.

7. The Committee shall pre-approve all audit and non-audit services, other than de minimis non-audit services, provided by the Independent Auditor and shall not engage the Independent Auditor to perform the specific non-audit services proscribed by law or regulation. Alternatively, the Committee may adopt pre-approval policies and procedures detailed as to particular services and delegate pre-approval authority to a member of the Committee. The decisions of any Committee member to whom pre-approval authority is delegated must be presented to the full Committee at its next scheduled meeting.

8. The Committee shall discuss with the senior members of the Independent Auditors the overall scope and plans for their audit, including the adequacy of staffing, budgets and other factors that may affect the effectiveness and timeliness of such audits. In this connection, the Committee shall discuss the Company’s major risk exposures (whether financial, operating or otherwise), the adequacy and effectiveness of the Company’s internal control over financial reporting and the steps the Management has taken to monitor and control such exposures, among other considerations that may be relevant to the internal audit.

9. The Committee is responsible for ensuring its receipt from the Independent Auditors at least annually of a formal written statement delineating all relationships between the Independent Auditors and the Company, consistent with the Independence Standards Board Standard 1. The Committee shall actively engage in dialogue with the Independent Auditors with respect to any disclosed relationship or service that shall impact the objectivity and the appropriate action to oversee independence of the Independent Auditor.

10. The Committee shall obtain and review a report from the Independent Auditors at least annually as to (a) all critical accounting policies to be used, (b) all alternative treatments of financial information that have been discussed with Management under the applicable standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”) or applicable law or listing standards, the ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the Independent Auditors, (c) other material written communications between the Independent Auditors and the Company, including management letters and schedules of unadjusted differences and (d) the critical policies and procedures of the Company.

11. The Committee shall annually meet with the Independent Auditors, with and without Management present, to discuss the results of their examination. The Committee shall review any significant difficulties encountered during the course of the audit or review including any restrictions on the scope of the Independent Auditors’ work or access to reviewed information. The Committee shall discuss with the Independent Auditors the adequacy and effectiveness of the Company’s internal controls, disclosure controls and procedures.

12. The Committee shall review the interim financial statements and earnings releases with the Independent Auditor prior to the filing of the Company’s Quarterly Report on Form 10-Q or Form 10-QSB or any release to the public or investors. Additionally, the Committee shall review with the Independent Auditor the financial statements to be included in the Company’s Annual Report on Form 10-K or Form 10-KSB (or the annual report to the stockholders if distributed prior to the filing of Form 10-K or Form 10-KSB) and Quarterly Report on Form 10-Q or Form 10-QSB and any other matters required to be communicated to the Committee by the Independent Auditors under applicable standards of the PCAOB or applicable law or listing standards, including the MD&A disclosures, their judgment about the quality, completeness and accuracy, not just the acceptability, of accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. The Committee should discuss in advance each release or issuance of guidance.

Other

13. The Committee shall review any disagreements between Management and the Independent Auditors.

14. The Committee shall approve guidelines for the Company’s hiring of former employees of the Independent Auditors which shall meet the requirements of the rules and regulations of the SEC and NASDAQ.

15. The Committee shall conduct an appropriate review of all related party transactions for potential conflicts of interest and approve all such related party transactions consistent with the rules applied to companies listed on NASDAQ. The Committee shall review existing policies concerning related party transactions and conflicts of interest between Board or senior members of Management, on the one hand, and the Company, on the other hand, and recommend any changes to such policies. A “related party transaction” refers to transactions required to be disclosed pursuant to SEC Regulation S-K, Item 404 or SEC Regulation S-B, Item 404. Generally, these are transactions between the Company or any of its subsidiaries and any director, executive officers or a holder of five percent (5%) or more of the Company’s stock, as well as, for directors and transactions with entities related to them.

16. The Committee shall establish procedures for, have responsibility for and oversight of the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. All such relevant submissions must be reported to the Committee.

17. The Committee shall investigate any other matter brought to its attention within the scope of its duties which it deems appropriate for investigation.

18. The Committee shall review reports of attorneys or others with respect to evidence of material violations of securities laws or breaches of fiduciary duty.

19. The Committee shall submit the minutes of all meetings of the Committee to, or discuss the matters discussed at each Committee meeting with, the Board.

20. The Committee shall review the Company’s disclosure in the proxy statement for its annual meeting of stockholders that describes whether the Committee has satisfied its responsibilities under this Charter for the prior year.

21. The Committee shall perform an annual self-evaluation performance appraisal.

22. The Committee will consult with Management to review overall corporate policy relative to financial reporting, sound business risk management practices and ethical behavior, and to make recommendations relative to the appropriateness thereof as needed.